Exhibit 99.1

Mentor Graphics Reports Fiscal Third Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--November 29, 2012--Mentor Graphics Corporation (NASDAQ:MENT) today announced financial results for the company’s fiscal third quarter ended October 31, 2012. The company reported revenue of $268.8 million, non-GAAP earnings per share of $0.32, and GAAP earnings per share of $0.27.

“Revenue and earnings were records for a Q3. Mentor and the Electronic Design Automation industry continue to benefit from the semiconductor industry’s transition to the next generations of technology,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “For Mentor, exceptional strength in bookings for system design, including mechanical analysis, and new applications of EDA to automotive design and embedded software development provided unique growth opportunities.”

During the quarter, the company announced a major new design rule checking product in the HyperLynx® suite, the market-leading, high-speed analysis product line. Mentor also introduced new formal-based technologies in the Questa® Verification Platform that provide mainstream users with the ability to more easily perform exhaustive formal verification analysis. The next generation of high-performance, multi-core Linux-based embedded systems development software was also announced this quarter, along with new design, verification and test solutions for 20 nm process nodes.

“Our continued focus on controlling costs, and a favorable currency environment, resulted in a 70% drop-through of incremental year-over-year revenue to operating income,” said Gregory K. Hinckley, president of Mentor Graphics. “Mentor delivered record third quarter emulation revenue. Even with record hardware shipments and associated costs of goods sold, we exceeded our full-year non-GAAP operating margin target of 18% in the quarter, and achieved a GAAP operating margin of 14.1%. We reaffirm our full year revenue guidance of $1.1 billion and raise the full-year non-GAAP earnings estimate modestly.”

Outlook

For the full fiscal year 2013, the company continues to expect revenue of about $1.1 billion, approximately $1.39 in non-GAAP earnings per share and about $1.22 in GAAP earnings per share. For the fourth fiscal quarter 2013, the company expects revenues of about $343 million, non-GAAP earnings per share of about $0.55, and GAAP earnings per share of approximately $0.54.

Fiscal Year Definition

Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income, and earnings per share which we refer to as non-GAAP gross margin, operating margin, net income, and earnings per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, and the equity in income (loss) of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges primarily consist of restructuring costs incurred for employee terminations, including severance and benefits, driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, and asset-related charges. Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units. We do not consider equity plan-related compensation expense in evaluating our manager’s performance internally or our core operations in any given period.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of a common stock investment accounted for under the equity method. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded from our non-GAAP results (with the exception of our investment in Frontline as discussed below) as we do not control the results of operations for this investment and we do not participate in regular and periodic operating activities; therefore, management does not consider this investment as a part of our core operating performance.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the nine months ended October 31, 2012 is (1%), after the consideration of period specific items. Without period specific items of ($6.2) million, our GAAP tax rate is 7%. Our full fiscal year 2013 GAAP tax rate, inclusive of period specific items, is projected to be 3%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our business to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $1,015 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, HyperLynx and Questa are registered trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) recession or weakness in the EU, US, Japan, China or other economies, including recession or weakness associated with the ongoing EU debt crisis; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of production delays or obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of unanticipated shifts in hardware and software product mix on gross margin; (v) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) possible delayed or canceled customer orders resulting from the uncertainty created by actions of activist shareholders; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues:
System and software	$166,301	$154,363	$455,614	$411,503
Service and support	102,459	96,145	301,875	282,780
Total revenues	268,760	250,508	757,489	694,283
Cost of revenues: (1)
System and software	19,214	10,864	49,296	41,235
Service and support	29,290	27,621	86,834	79,676
Amortization of purchased technology	1,759	1,761	6,092	7,872
Total cost of revenues	50,263	40,246	142,222	128,783
Gross margin	218,497	210,262	615,267	565,500
Operating expenses:
Research and development (2)	76,214	81,305	220,211	220,578
Marketing and selling (3)	84,673	83,036	243,493	236,718
General and administration (4)	17,794	17,922	54,308	52,055
Equity in (earnings) loss of Frontline (5)	(381)	134	(1,630)	(2,022)
Amortization of intangible assets (6)	1,242	1,296	4,547	4,361
Special charges (7)	1,146	1,164	3,800	7,388
Total operating expenses	180,688	184,857	524,729	519,078
Operating income	37,809	25,405	90,538	46,422
Other income (expense), net (8)	57	1,836	(239)	1,890
Interest expense (9)	(4,652)	(4,615)	(13,983)	(26,689)
Income before income tax	33,214	22,626	76,316	21,623
Income tax expense (benefit) (10)	1,148	(1,445)	(835)	(4,429)
Net income	32,066	24,071	77,151	26,052
Less: Income attributable to noncontrolling interest (11)	1,425	-	161	-
Net income attributable to Mentor Graphics
shareholders	$30,641	$24,071	$76,990	$26,052
Net income per share attributable to Mentor Graphics
shareholders:
Basic	$0.27	$0.22	$0.70	$0.24
Diluted	$0.27	$0.22	$0.68	$0.23
Weighted average number of shares outstanding:
Basic	111,575	109,501	110,454	110,423
Diluted	114,721	111,563	113,584	113,181

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
(1) Cost of revenues:
Equity plan-related compensation	$393	$249	$1,080	$753
Amortization of purchased technology	1,759	1,761	6,092	7,872
	$2,152	$2,010	$7,172	$8,625

(2) Research and development:
Equity plan-related compensation	$2,272	$2,005	$6,604	$6,119

(3) Marketing and selling:
Equity plan-related compensation	$1,644	$1,365	$4,818	$4,393

(4) General and administration:
Equity plan-related compensation	$1,400	$1,495	$4,660	$5,358

(5) Equity in (earnings) loss of Frontline:
Amortization of purchased technology and other identified intangible assets	$1,242	$1,242	$3,726	$3,726

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,242	$1,296	$4,547	$4,361

(7) Special charges:
Rebalance, restructuring, and other costs	$1,146	$1,164	$3,800	$7,388

(8) Other income (expense), net:
Net (gain) loss of unconsolidated entities	$(38)	$(1,484)	$(110)	$(1,432)

(9) Interest expense:
Amortization of debt discount and premium, net	$1,342	$1,250	$3,955	$3,653
Premium and costs related to debt retirement	-	-	-	11,504
	$1,342	$1,250	$3,955	$15,157

(10) Income tax expense (benefit):
Non-GAAP income tax effects	$(6,607)	$(7,050)	$(20,468)	$(17,233)

(11) Income attributable to noncontrolling interest:
Amortization of intangible assets and income tax effects	$96	$-	$(506)	$-

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP net income attributable to Mentor Graphics shareholders	$30,641	$24,071	$76,990	$26,052
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	393	249	1,080	753
Research and development	2,272	2,005	6,604	6,119
Marketing and selling	1,644	1,365	4,818	4,393
General and administration	1,400	1,495	4,660	5,358
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,759	1,761	6,092	7,872
Frontline purchased technology and intangible assets (3)	1,242	1,242	3,726	3,726
Amortization of intangible assets (4)	1,242	1,296	4,547	4,361
Special charges (5)	1,146	1,164	3,800	7,388
Other income (expense), net (6)	(38)	(1,484)	(110)	(1,432)
Interest expense (7)	1,342	1,250	3,955	15,157
Non-GAAP income tax effects (8)	(6,607)	(7,050)	(20,468)	(17,233)
Noncontrolling interest (9)	96	-	(506)	-
Total of non-GAAP adjustments	5,891	3,293	18,198	36,462
Non-GAAP net income attributable to Mentor Graphics shareholders	$36,532	$27,364	$95,188	$62,514

GAAP and Non-GAAP weighted average shares (diluted)	114,721	111,563	113,584	113,181

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.27	$0.22	$0.68	$0.23
Non-GAAP adjustments detailed above	0.05	0.03	0.16	0.32
Non-GAAP (diluted)	$0.32	$0.25	$0.84	$0.55

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended October 31, 2012: Special charges consist of (i) $612 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $534 in other adjustments.
Three months ended October 31, 2011: Special charges consist of (i) $1,227 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $129 of costs related to consulting fees associated with our proxy contest, and (iii) $(192) in other adjustments.
Nine months ended October 31, 2012: Special charges consist of (i) $2,629 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $1,171 in other adjustments.
Nine months ended October 31, 2011: Special charges consist of (i) $3,967 of costs related to consulting fees associated with our proxy contest , (ii) $3,581 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $(160) in other adjustments.
(6)	Three months ended October 31, 2012: Income of $38 on investment accounted for under the equity method of accounting.
Three months ended October 31, 2011: Gain of $1,519 resulting from a change from an equity method investment to a controlling interest and loss of $(35) on investments accounted for under the equity method of accounting.
Nine months ended October 31, 2012: Income of $110 on investment accounted for under the equity method of accounting.
Nine months ended October 31, 2011: Gain of $1,519 resulting from a change from an equity method investment to a controlling interest and loss of $(87) on investments accounted for under the equity method of accounting.
(7)	Three months ended October 31, 2012: $1,342 in amortization of original issuance debt discount.
Three months ended October 31, 2011: $1,250 in amortization of original issuance debt discount.
Nine months ended October 31, 2012: $3,955 in amortization of original issuance debt discount.
Nine months ended October 31, 2011: $3,653 in amortization of original issuance debt discount and bond premium, and $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP gross margin	$218,497	$210,262	$615,267	$565,500
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	393	249	1,080	753
Amortization of purchased technology	1,759	1,761	6,092	7,872
Non-GAAP gross margin	$220,649	$212,272	$622,439	$574,125

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP gross margin as a percent of total revenues	81.3%	83.9%	81.2%	81.5%
Non-GAAP adjustments detailed above	0.8%	0.8%	1.0%	1.2%
Non-GAAP gross margin as a percent of total revenues	82.1%	84.7%	82.2%	82.7%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP operating expenses	$180,688	$184,857	$524,729	$519,078
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(5,316)	(4,865)	(16,082)	(15,870)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(1,242)	(3,726)	(3,726)
Amortization of other identified intangible assets	(1,242)	(1,296)	(4,547)	(4,361)
Special charges	(1,146)	(1,164)	(3,800)	(7,388)
Non-GAAP operating expenses	$171,742	$176,290	$496,574	$487,733

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP operating income	$37,809	$25,405	$90,538	$46,422
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	5,709	5,114	17,162	16,623
Amortization of purchased technology	1,759	1,761	6,092	7,872
Amortization of Frontline purchased technology and other identified intangible assets	1,242	1,242	3,726	3,726
Amortization of other identified intangible assets	1,242	1,296	4,547	4,361
Special Charges	1,146	1,164	3,800	7,388
Non-GAAP operating income	$48,907	$35,982	$125,865	$86,392

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP operating income as a percent of total revenues	14.1%	10.1%	12.0%	6.7%
Non-GAAP adjustments detailed above	4.1%	4.3%	4.6%	5.7%
Non-GAAP operating income as a percent of total revenues	18.2%	14.4%	16.6%	12.4%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP other expense, net and interest expense	$(4,595)	$(2,779)	$(14,222)	$(24,799)
Reconciling items to non-GAAP other expense, net and interest expense:
Net gain of unconsolidated entities	(38)	(1,484)	(110)	(1,432)
Amortization of debt discount and retirement costs	1,342	1,250	3,955	15,157
Non-GAAP other expense, net and interest expense	$(3,291)	$(3,013)	$(10,377)	$(11,074)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2012	2012

Assets
Current assets:
Cash and cash equivalents	$159,730	$146,499
Restricted cash	-	4,237
Trade accounts receivable, net	171,916	133,494
Term receivables, short-term	232,867	221,430
Prepaid expenses and other	44,165	43,972
Deferred income taxes	16,249	17,803

Total current assets	624,927	567,435
Property, plant, and equipment, net	161,260	148,019
Term receivables, long-term	207,639	220,355
Goodwill and intangible assets, net	547,156	555,671
Other assets	65,827	59,195

Total assets	$1,606,809	$1,550,675

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$2,836	$14,617
Current portion of notes payable	1,381	1,349
Accounts payable	16,686	17,261
Income taxes payable	9,723	2,538
Accrued payroll and related liabilities	68,328	112,349
Accrued and other liabilities	36,812	34,284
Deferred revenue	202,292	191,540

Total current liabilities	338,058	373,938
Long-term notes payable	217,179	213,224
Deferred revenue, long-term	18,331	14,883
Other long-term liabilities	53,628	73,290
Total liabilities	627,196	675,335

Noncontrolling interest with redemption feature	8,685	9,266

Stockholders' equity:
Common stock	804,793	775,362
Retained earnings	139,706	62,032
Accumulated other comprehensive income	26,429	28,680
Total stockholders' equity	970,928	866,074

Total liabilities and stockholders' equity	$1,606,809	$1,550,675

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Operating activities
Net income	$32,066	$24,071	$77,151	$26,052
Depreciation and amortization (1)	13,189	13,157	40,201	49,347
Other adjustments to reconcile:
Operating cash	4,117	5,770	14,310	18,686
Changes in working capital	(30,887)	(32,660)	(78,790)	(58,893)

Net cash provided by operating activities	18,485	10,338	52,872	35,192

Investing activities
Net cash used in investing activities	(13,534)	(7,571)	(37,520)	(26,231)

Financing activities
Net cash provided by (used in) financing activities	7,936	(13,380)	(136)	(30,789)

Effect of exchange rate changes on cash and cash equivalents	482	(867)	(1,985)	704

Net change in cash and cash equivalents	13,369	(11,480)	13,231	(21,124)
Cash and cash equivalents at beginning of period	146,361	123,469	146,499	133,113

Cash and cash equivalents at end of period	$159,730	$111,989	$159,730	$111,989

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the nine months ended October 31, 2011.

Other data:
Capital expenditures	$13,392	$8,438	$35,575	$25,062
Days sales outstanding	136	105

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	2013				2012					2011
Product Group Bookings (a)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	35%	25%	30%	30%	20%	25%	60%	40%	40%	35%	40%	45%	30%	35%
SCALABLE VERIFICATION	15%	30%	25%	25%	35%	30%	15%	35%	30%	35%	25%	25%	30%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	25%	25%	25%	25%	15%	15%	15%	15%	25%	20%	25%	25%
NEW & EMERGING MARKETS	10%	10%	15%	15%	10%	15%	5%	5%	10%	10%	5%	5%	10%	10%
SERVICES / OTHER	15%	10%	5%	5%	10%	5%	5%	5%	5%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013				2012					2011
Product Group Revenue (b)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	40%	35%	25%	35%	40%	25%	40%	45%	40%	40%	40%	35%	30%	35%
SCALABLE VERIFICATION	25%	25%	30%	25%	25%	30%	25%	25%	25%	20%	20%	30%	25%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	30%	25%	20%	25%	25%	20%	25%	25%	25%	25%	30%	30%
NEW & EMERGING MARKETS	5%	10%	10%	10%	10%	10%	5%	5%	5%	5%	5%	5%	10%	5%
SERVICES / OTHER	5%	5%	5%	5%	5%	10%	5%	5%	5%	10%	10%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013				2012					2011
Bookings by Geography	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	35%	40%	50%	45%	45%	45%	40%	50%	45%	45%	40%	45%	50%	45%
Europe	20%	35%	20%	25%	20%	30%	15%	25%	20%	20%	25%	20%	20%	20%
Japan	10%	5%	5%	5%	15%	5%	5%	10%	10%	15%	5%	15%	15%	15%
Pac Rim	35%	20%	25%	25%	20%	20%	40%	15%	25%	20%	30%	20%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013				2012					2011
Revenue by Geography	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	45%	50%	50%	40%	50%	45%	35%	40%	35%	40%	50%	45%	40%
Europe	20%	20%	20%	20%	25%	20%	25%	25%	25%	25%	25%	25%	25%	25%
Japan	10%	15%	10%	10%	15%	10%	10%	5%	10%	15%	10%	10%	15%	15%
Pac Rim	20%	20%	20%	20%	20%	20%	20%	35%	25%	25%	25%	15%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013				2012					2011
Bookings by Business Model (c)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	25%	20%	20%	20%	40%	20%	15%	25%	20%	40%	30%	10%	15%	20%
Ratable	25%	15%	10%	15%	20%	10%	5%	5%	10%	20%	15%	10%	5%	10%
Up Front	50%	65%	70%	65%	40%	70%	80%	70%	70%	40%	55%	80%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013				2012					2011
Revenue by Business Model (c)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	20%	25%	25%	25%	30%	25%	15%	15%	20%	20%	25%	20%	15%	20%
Ratable	10%	10%	10%	10%	10%	10%	10%	5%	10%	25%	15%	10%	5%	10%
Up Front	70%	65%	65%	65%	60%	65%	75%	80%	70%	55%	60%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only, excluding finance fee revenue.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q4'13 and fiscal 2013.

	Estimated	Estimated
	Q4'13	FY'13
Diluted GAAP net income per share	$0.54	$1.22
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.01	0.07
Amortization of other identified intangible assets (2)	0.02	0.10
Equity plan-related compensation (3)	0.06	0.21
Special charges (4)	-	0.03
Other expense, net and interest expense (5)	0.01	0.05
Non-GAAP income tax effects (6)	(0.09)	(0.29)
Non-GAAP net income per share	$0.55	$1.39

(1)	Excludes amortization of purchased intangible assets resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(2)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline.
(3)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)	Excludes special charges consisting primarily of costs incurred for employee rebalances (which includes severance benefits, notice pay and outplacement services), facility closures, and acquisition costs.
(5)	Adjustment for fiscal 2013 reflects the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031.
(6)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

CONTACT:
Mentor Graphics Corporation
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com